Exhibit 99.1

FOR IMMEDIATE RELEASE

QumulusAI to Report Second Quarter 2026 Financial Results on August 25, 2026

The company will host a conference call and webcast at 5 p.m. EDT the same day to discuss results for the quarter ended June 30, 2026.

ATLANTA, Aug. 17, 2026 — QumulusAI (Nasdaq: QMLS), a neocloud infrastructure provider purpose-built for the AI computing era, today announced that it will report financial results for the second quarter ended June 30, 2026 after market close on Tuesday, August 25, 2026, and will host a conference call and webcast at 5 p.m. EDT the same day to discuss the results.

The call will be the company’s first quarterly results call as a public company, following the start of trading on the Nasdaq Global Market under the ticker symbol “QMLS.”

Conference Call and Webcast Details

Date: August 25, 2026

Time: 5 p.m. EDT

Webcast: https://events.q4inc.com/attendee/772707480

Domestic dial-in: 833-461-5787

International dial-in: +1 585-542-9983

Meeting ID: 772 707 480

Participants are encouraged to join 10 minutes before the call starts. A live webcast and an archived replay will be available in the Investor Relations section of the company’s website at investors.qumulusai.com.

About QumulusAI

QumulusAI is a distributed AI cloud platform that delivers accelerated access to high-performance GPU compute. Through an inference-first, demand-led deployment model across a network of data center sites, QumulusAI brings compute closer to customer demand, helping AI teams and enterprises scale production AI workloads with speed, flexibility and control. By combining rapid deployment with flexible private cloud infrastructure, QumulusAI gives customers a faster, more adaptable path beyond the capacity constraints of traditional centralized and hyperscale cloud models. Learn more at QumulusAI.com.

Follow us on LinkedIn and X @QumulusAI.

Investor Contact

investors@qumulusai.com

Media Contact

media@qumulusai.com

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